Exhibit 99.1

FOR IMMEDIATE RELEASE

HCI Group Reports First Quarter 2014 Results

TAMPA, Fla. – May 1, 2014 – HCI Group, Inc. (NYSE:HCI) reported results today for the quarter ended March 31, 2014.

First Quarter 2014 – Financial Results

Income available to common stockholders in the first quarter of 2014 totaled $17.6 million or $1.44 diluted earnings per common share compared with $15.5 million or $1.31 diluted earnings per common share in the fourth quarter of 2013, and $20.4 million or $1.81 diluted earnings per common share in the first quarter of 2013.

Gross premiums earned in the first quarter of 2014 totaled $93.9 million compared with $91.4 million in the fourth quarter of 2013 and $82.5 million in the first quarter of 2013. The increase in 2014 compared with the first quarter of 2013 was primarily due to policies assumed from Citizens Property Insurance Corporation in November 2013.

Premiums ceded in the first quarter of 2014 were 29.3% of the company’s gross premiums earned, compared with 30.6% and 26.6%, respectively, during the fourth quarter and first quarter of 2013.

Net premiums earned (defined as gross premiums earned less premiums ceded to reinsurance companies) in the first quarter of 2014 totaled $66.4 million compared with $63.4 million in the fourth quarter of 2013 and $60.6 million in the first quarter of 2013.

Net investment income in the first quarter of 2014 was $1.1 million compared with $0.7 million and $0.1 million, respectively, in the fourth quarter and first quarter of 2013.

Losses and loss adjustment expenses during the first quarter of 2014 were $18.6 million compared with $17.3 million and $15.9 million, respectively, in the fourth quarter and first quarter of 2013.

Policy acquisition and other underwriting expenses in the first quarter of 2014 were $9.1 million compared with $9.5 million and $6.0 million, respectively, in the fourth quarter and first quarter of 2013. The increase in 2014 as compared to first quarter 2013 was primarily attributable to the policies assumed from Citizens in 2012 and 2013 that renewed in the first quarter 2014. The associated premiums were subject to commissions and premium taxes.

Other operating expenses, which include a variety of general and administrative expenses, totaled $9.5 million in the first quarter of 2014 compared with $12.0 million and $6.1 million, respectively, in the fourth quarter and first quarter of 2013. The increase in 2014 as compared with the first quarter of 2013 is primarily attributable to an increase of $3.3 million in compensation and related expenses of which $1.7 million relates to stock-based compensation. The decrease in 2014 as compared with the fourth quarter of 2013 is primarily attributable to approximately $1.3 million of additional compensation and related costs and $1.0 million of charitable contributions in the fourth quarter of 2013.

Interest expense from the company’s senior notes issued in 2013 totaled $2.6 million in the first quarter of 2014 compared with $1.2 million and $0.7 million, respectively, in the fourth quarter and first quarter of 2013. The company’s 3.875% convertible notes were issued in December 2013.

At March 31, 2014, the company had $172.4 million of total investments compared with $146.0 million at December 31, 2013.

First Quarter 2014 – Financial Ratios

The loss ratio applicable to the three months ended March 31, 2014 (losses and loss adjustment expenses incurred related to net premiums earned) was 28.0% compared with 27.4% for the three months ended December 31, 2013 and 26.2% for the three months ended March 31, 2013.

The expense ratio applicable to the three months ended March 31, 2014 (defined as underwriting expenses, interest and other operating expenses related to net premiums earned) was 32.0% compared with 35.7% for the three months ended December 31, 2013 and 21.1% for the three months ended March 31, 2013.

Expressed as a total of all expenses in relation to net premiums earned, the combined loss and expense ratio to net premiums earned was 60.0% in the first quarter of 2014 compared with 63.1% for the three months ended December 31, 2013 and 47.3% for the three months ended March 31, 2013.

Share Repurchase Plan

During the three months ended March 31, 2014, the company repurchased and retired a total of 210,836 shares at a total cost, inclusive of fees and commissions, of approximately $7.8 million, or $37.02 per share.

Management Commentary

“The first quarter of 2014 was another successful quarter for HCI Group,” said Paresh Patel, the company’s chairman and chief executive officer. “Our core insurance operations continue to perform at industry leading levels and our information technology division has begun rolling out software that we believe will enhance growth and profitability prospects.”

Conference Call

HCI Group will hold a conference call later today (May 1, 2014) to discuss these financial results. Chairman and Chief Executive Officer Paresh Patel and Chief Financial Officer Richard Allen will host the call starting at 4:30 p.m. Eastern time. A question and answer session will follow management’s presentation.

Dial-in number: (877) 407-8033

International number: (201) 689-8033

Investors or analysts that wish to participate in the Q&A portion of the call should contact Kevin Mitchell at kmitchell@hcigroup.com or (813) 405-3603.

The conference call will be simulcast and available for replay via the investor section of the company’s website at www.hcigroup.com.

Please call the conference telephone number 5 to 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at (949) 574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time on the same day through June 1, 2014.

Toll-free replay number: (877) 660-6853

International replay number: (201) 612-7415

Conference ID: 13580109

About HCI Group, Inc.

HCI Group, Inc. owns subsidiaries engaged in diverse, yet complementary business activities, including homeowners’ insurance, reinsurance, real estate and information technology services. The company’s largest subsidiary, Homeowners Choice Property & Casualty Insurance Company, Inc., is a leading provider of property and casualty insurance in the state of Florida.

The company’s common shares trade on the New York Stock Exchange under the ticker symbol “HCI” and are included in the Russell 2000 and S&P SmallCap 600 Index. Its 8% Senior Notes trade on the New York Stock Exchange under the ticker symbol “HCJ.” For more information about HCI Group, visit www.hcigroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “confident,” “prospects” and “project” and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. There can be no assurance, for example, that information technology will enhance growth and profitability prospects. Some of these risks and uncertainties are identified in the company’s filings with the Securities and Exchange Commission. Should any risks or uncertainties develop into actual events, these developments could have material adverse effects on the company’s business, financial condition and results of operations. HCI Group, Inc. disclaims all obligations to update any forward-looking statements.

Company Contact:

Kevin Mitchell, Vice President of Investor Relations

HCI Group, Inc.

Tel (813) 405-3603

kmitchell@hcigroup.com

Investor Relations Contact:

Matt Glover or Michael Koehler

Liolios Group, Inc.

Tel (949) 574-3860

hci@liolios.com

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Amounts in thousands, except share amounts)

	At March 31, 2014	At December 31, 2013
	(Unaudited)
Assets
Fixed-maturity securities, available for sale, at fair value (amortized cost: $129,680 and $110,738, respectively)	$133,113	112,151
Equity securities, available for sale, at fair value (cost: $22,174 and $17,248, respectively)	22,872	17,649
Other investments	16,450	16,228

Total investments	172,435	146,028
Cash and cash equivalents	296,576	293,398
Accrued interest and dividends receivable	1,338	1,133
Premiums receivable	18,033	14,674
Prepaid reinsurance premiums	15,217	28,066
Deferred policy acquisition costs	14,184	14,071
Property and equipment, net	12,931	13,132
Other assets	19,101	15,814

Total assets	$549,815	526,316

Liabilities and Stockholders’ Equity
Losses and loss adjustment expenses	$43,597	43,686
Unearned premiums	156,959	171,907
Advance premiums	17,567	4,504
Assumed reinsurance balances payable	994	4,660
Accrued expenses	8,567	4,032
Dividends payable	3,190	19
Income taxes payable	8,592	543
Deferred income taxes, net	2,586	2,740
Long-term debt	127,559	126,932
Other liabilities	11,492	6,772

Total liabilities	381,103	365,795

Stockholders’ equity:
7% Series A cumulative convertible preferred stock (liquidation preference $10.00 per share), no par value, 1,500,000 shares authorized, 10,206 and 110,684 shares issued and outstanding in 2014 and 2013, respectively	—	—
Series B junior participating preferred stock (no par value, 400,000 shares authorized, no shares issued or outstanding)	—	—
Preferred stock (no par value 18,100,000 shares authorized, no shares issued or outstanding)	—	—
Common stock, (no par value, 40,000,000 shares authorized, 10,970,108 and 10,939,268 shares issued and outstanding in 2014 and 2013, respectively)	—	—
Additional paid-in capital	44,148	48,966
Retained income	122,026	110,441
Accumulated other comprehensive income, net of taxes	2,538	1,114

Total stockholders’ equity	168,712	160,521

Total liabilities and stockholders’ equity	$549,815	526,316

HCI GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(Amounts in thousands, except per share amounts)

	Three Months Ended
	March 31,	December 31,	March 31,
	2014	2013	2013
	(Unaudited)
Revenue

Gross premiums earned	$93,888	91,370	82,547
Premiums ceded	(27,508)	(27,942)	(21,996)

Net premiums earned	66,380	63,428	60,551

Net investment income	1,059	655	139
Policy fee income	257	85	772
Net realized investment gains	4	37	20
Other	417	1,047	329

Total revenue	68,117	65,252	61,811

Expenses

Losses and loss adjustment expenses	18,565	17,348	15,872
Policy acquisition and other underwriting expenses	9,129	9,456	5,968
Interest expense	2,574	1,228	686
Other operating expenses	9,539	11,988	6,115

Total expenses	39,807	40,020	28,641

Income before income taxes	28,310	25,232	33,170

Income tax expense	10,690	9,670	12,783

Net income	$17,620	15,562	20,387

Preferred stock dividends	3	(16)	(34)

Income available to common stockholders	$17,623	15,546	20,353

Basic earnings per common share	$1.60	1.36	1.87

Diluted earnings per common share	$1.44	1.31	1.81

Dividends per common share	$0.28	0.27	0.23